                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF O'MELVENY & MYERS LLP]


                                  February
                                  6th
                                  1 9 9 7



(310) 553-6700                                                       883,320-001
                                                                  CC-1 294067.V2


U.S. Rentals, Inc.
1581 Cummins Drive, Suite 155
Modesto, CA 95358

Dear Ladies and Gentlemen:

          In connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 11,500,000 shares of Common Stock of U.S. Rentals, Inc. (the "Company"), par value $0.01 per share (the "Shares"), to be sold by the Company, pursuant to a Registration Statement on Form S-1 (File No. 333-17783) (the "Registration Statement"), filed with the Securities and Exchange Commission on December 13, 1996, you have requested our opinion set forth below.

          We have considered such facts and examined such questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

          We are opining only as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or the effect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

          Subject to the foregoing and in reliance thereon, in our opinion the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares as contemplated in the Registration Statement and the countersigning of any certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

Page 2 - U.S. Rentals, Inc. - February 6, 1997



          We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters."

                              Very truly yours,



                              /s/ O'MELVENY & MYERS LLP
                              ---------------------------
                                  O'MELVENY & MYERS LLP